Exhibit 24.1

POWER OF ATTORNEY

Know all persons by these presents, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the “Corporation”), do hereby make, nominate and appoint Matthew S. Furman and Wendy C. Skjerven, and each of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2008, to be filed by the Corporation with the Securities and Exchange Commission, and any amendments thereto, which shall have the same force and effect as though I had manually signed the Form 10-K or any amendments thereto.

Date

By	/s/ ALAN L.BELLER	February 4, 2009
Alan L. Beller

By	/s/ JOHN H. DASBURG	February 4, 2009
John H. Dasburg

By	/s/ JANET M. DOLAN	February 4, 2009
Janet M. Dolan

By	/s/ KENNETH M. DUBERSTEIN	February 4, 2009
Kenneth M. Duberstein

By	/s/ LAWRENCE G. GRAEV	February 4, 2009
Lawrence G. Graev

By	/s/ PATRICIA L. HIGGINS	February 4, 2009
Patricia L. Higgins

By	/s/ THOMAS R. HODGSON	February 4, 2009
Thomas R. Hodgson

By	/s/ CLEVE L. KILLINGSWORTH, JR.	February 4, 2009
Cleve L. Killingsworth, Jr.

By	/s/ ROBERT I. LIPP	February 4, 2009
Robert I. Lipp

By	/s/ BLYTHE J. MCGARVIE	February 4, 2009
Blythe J. McGarvie

By	/s/ GLEN D. NELSON	February 4, 2009
Glen D. Nelson M.D.

By	/s/ LAURIE J. THOMSEN	February 4, 2009
Laurie J. Thomsen